3Q23 Earnings Call Presentation

2 Safe Harbor 3Q23 Earnings Call Presentation This presentation may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

3 3Q23 Performance Summary Strong operating results highlight value of specialized ice-class fleet Superior TCE rate driven by long-term COAs, seasonally strong ice-class utilization and cargo-focused strategy resulted in TCE rates exceeding the benchmark average Baltic Panamax and Supramax indices by 49%+ in 3Q23. Despite a 35% year-over-year decrease in TCE rates, maintained approximately flat Adjusted EBITDA margins of 20.6% compared to 20.9% in 3Q22. Lower TCE rates were offset by lower charter-hire expenses and vessel operating due to cost management efforts amid an inflationary environment. Subsequent to the end of the quarter, announced the sale of the Bulk Trident for $9.8 million. The Company continues to execute on its fleet renewal strategy aimed at maintaining an efficient fleet of vessels with an average age under 10 years. Continue to execute on key capital allocation priorities, maintaining cash dividend of $0.10 per common share, paid on December 15th. Expect to continue to deliver premium returns over market pricing even in a softer market environment, resulting in continued cash generation. As of November 7, 2023, 2,715 days booked at an average of $19,000/day. Repaid a total debt of $7.4 million during the quarter, including $3.3 million of long- term debt and $4.1 million of finance leases. The Company continues to focus on reducing its variable rate debt and lowering its cash interest costs to maximize cash flow.

4 3Q23 Performance Summary Adjusted EBITDA $s in Millions Adjusted EPS $s per Share TCE Rate $s per Shipping Day Operating Cash Flow $s in Millions $ 16 $ 33 3Q23 3Q22 $ 28 $ 38 3Q23 3Q22 $ 15,74 8 $ 24 ,10 7 3Q23 3Q22 $ 0 .32 $ 0 .52 3Q23 3Q22

5 Outperforming Industry Benchmark Our TCE has exceeded the market by an average of 33% on a trailing 5-year basis Cargo Focused Business Model Consistently Delivers Above- Market Performance • Current 4Q23 booked TCE rate of $19,000, a 38% premium to the market average through the quarter*. • Our niche, higher- margin trades remain a key area of differentiation * Q4 23 estimated TCE performance based on shipping days booked as of November 7, 2023 **Average of the published Panamax and Supramax indices, net of commission - 1,000 2,000 3,000 4,000 5,000 6,000 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 D ay s TC E R at e ($ s p er S h ip p in g D ay ) PANL Total Shipping Days PANL TCE Rate Market TCE Rate**

6 Recent Vessel Acquisitions Disciplined acquiror of complementary assets MV Bulk Sachuest - Supramax MV Bulk Courageous - Ultramax MV Bulk Promise - Panamax MV Bulk Valor - Supramax MV Bulk Concord - Panamax MV Nordic Nuluujaak – Post Panamax(1) MV Nordic Qinnqua – Post Panamax(1) MV Nordic Sanngijug – Post Panamax(1) MV Nordic Siku – Post Panamax(1) (1) Vessels are owned through a Joint Venture, of which Pangaea owns 50%. 2021 Purchased 7 vessels for $205 million Purchased 3 vessels for $64 million 2022 & 2023 MV Bulk Prudence - Ultramax

7 Return of Capital Program Stable quarterly cash dividend supported by stable profitability Annual Dividend Payout Ratio % of Adjusted Net Income Total Annual Cash Dividend Paid $s per Share Annual Dividend Coverage Ratio Ratio of Operating Cash Flow to Dividends Issued $0.11 $0.02 $0.11 $0.30 2019 2020 2021 2022 24 .4% 6 .3% 7.4% 16 .5% 20 19 20 20 20 21 20 22 Ta rg e te d d ivid e nd p o licy is a im e d towa rd sust a ina b ilit y t h ro ug h the cyc le Divid e nd p ayo ut ha s inc re a se d a m id favo ra b le m a rke t co nd it io ns a nd st ra te g ic exe c u t io n Im p rove d m a rg ins a nd c a sh co nve rs io n sup p o rt d ivid e nd cove ra g e d e sp ite vo la t ile d ry b u lk m a rke t 9.9x 22.9x 11.2x 10.1x 2019 2020 2021 2022

Balance Sheet Update

Ample liquidity to support ongoing growth of business

Opportunistically invested in owned ship fleet during 2021 amid attractive market dynamics

Repaid over $30 million in debt during 2022 through free cash flow and vessel sales

Capital allocation priorities will be balanced between debt repayment, fleet investment, opportunistic M&A and shareholder returns



Total Net Debt
Total Cash
Net Leverage
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$s in Millions
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
TTM Net Debt/Adj. EBITDA
2.4x
2.7x
2.4x
1.3x
2.2x
$53.1
$127.8
$46.9
$116.4
$56.2
$255.5
$128.4
$175.6
$87.4
$191.9
2019
2020
2021
2022
3Q23

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9 Macro Shipping Outlook Focused on providing comprehensive logistics solutions with targeted dry bulks Near Term Outlook (4Q23 & 1H24) Medium Term Outlook (Full-Year 2024) Long-Term Outlook (2024-2026) • Geo-political tensions are weighing on near-term market sentiment and creating nervousness among shippers • US Infrastructure spending is beginning to ramp up, creating favorable tailwinds for construction related raw materials • Global dry bulk fleet growth is expected to remain limited amid limited new-building activity • Trade disruptions resulting from geopolitical tensions are expected to increase could create opportunities as trade looks to avoid regions of turmoil • Current risk to medium-term rate improvement is a more pronounced global recession • Clarity in emissions free fuel alternatives creates opportunity for fleet renewal and niche offerings • Supply chain reorganizations provide the opportunity for the Company to grow its logistics offerings with new and existing customers • Emissions regulations will continue to put pressure on markets as fleets age amid limited new and compliant vessels are built

10 Value Creation Strategy Durable business model insulated from macro volatility – focused on deploying capital to drive above-sector growth Integrated shipping- logistics model • Provide solutions to customer supply chain issues • More efficient, lower total cost of delivery for customer • Adds volume and margins to PANL ocean freight offerings High fleet utilization • Utilize chartered in fleet to arbitrage vessel positions and provide more revenue days Organic investment • Expand capabilities to offer cargo movement beyond ocean transportation • Expand owned fleet for growth using our unique business plan • Apply consistent approach to expand and renew fleet Inorganic investment • Purchase vessels in support of existing long- term COAs, to maximize returns • Acquire logistics companies to grow in logistics sector Return of capital • Sustain consistent dividend approach, not a payout formula • Conserve capital for fleet renewal and opportunistic growth • Compensate for volatility of sector by maintaining reasonable liquidity Balance sheet optionality • Promote historical lending relationships, sustainable business plan, and consistent performance to help provide favorable lending terms • Maintain low net leverage and substantial free cash generation to provide flexibility in financing growth projects • Consider joint ventures to help mitigate risks and create synergies

11 Investment Conclusion Small-cap growth play with stable return of capital program Integrated shipping-logistics model delivering consistent, above-market returns Focused on consistently high fleet utilization to drive operating leverage Positioned to benefit from tightening global supply of dry- bulk vessels amid continued demand growth On-shore logistics offering provides significant, incremental revenue opportunities Leading position within Ice-Class trades supports superior earned TCE rates Disciplined capital allocation strategy Long-term cargo-based contracts provide multi-year demand visibility Significant balance sheet optionality to pursue growth, low net leverage

Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns Appendix

13 Selected Balance Sheet Data (in thousands,may not foot due to rounding) September 30, 2023 December 31, 2022 (unaudited) Current Assets Cash and cash equivalents 87,358$ 128,385$ Accounts receivable, net 53,499 36,755 Other current assets 57,628 57,371 Total current assets 198,484 222,511 Fixed assets, including finance lease right of use assets, net 520,932 520,446 Goodwill 3,105 - Other Non-current Assets 6,107 5,284 Total assets 728,628$ 748,241$ Current liabilities Accounts payable, accrued expenses and other current liabilities 42,375$ 38,554$ Current portion long-term debt and finance lease liabilities 58,136 32,148 Other current liabilities 14,775 21,510 Total current liabilties 115,286 92,212 Secured long-term debt and finance lease liabilities, net 217,428 267,334 Other long-term liabilities 18,502 19,974 Total Pangaea Logistics Solutions Ltd. equity 326,710 314,226 Non-controlling interests 50,668 54,495 Total stockholders' equity 377,378 368,722 Total liabilities and stockholders' equity 728,594$ 748,241$

Selected Income Statement Data

(in thousands,may not foot due to rounding)	Three months ended September 30,		Nine months ended September 30,	
	2023	2022	**2023**	2022
	(unaudited)	(unaudited)	**(unaudited)**	(unaudited)
Revenues:				
Voyage revenue	**$ 127,885**	$ 173,168	**$ 346,300**	$ 522,694
Charter revenue	**3,798**	11,309	**16,637**	49,090
Terminal & stevedore revenue	**3,934**	-	**4,454**	-
Total revenue	**135,616**	184,477	**367,391**	571,783
Expenses:				
Voyage expense	**59,075**	74,716	**170,349**	207,874
Charter hire expense	**25,467**	50,751	**77,183**	194,175
Vessel operating expenses	**14,253**	15,362	**41,070**	41,479
Terminal Expenses	**3,518**	-	**3,892**	-
General and administrative	**5,500**	5,777	**17,115**	16,195
Depreciation and amortization	**8,092**	7,366	**22,546**	21,960
Loss on impairment of vessel	**-**	-	**-**	3,008
Loss on sale of vessel	**-**	-	**1,172**	318
Loss on sale and leaseback of vessels	**-**	-	**-**	-
Total expenses	**115,905**	153,971	**333,329**	485,011
Income from operations	**19,711**	30,506	**34,062**	86,773
Total other income (expense), net	**479**	(10,745)	**(7,702)**	(17,077)
Net income	**20,190**	19,761	**26,360**	69,696
Income attributable to noncontrolling interests	**(1,322)**	(973)	**(1,173)**	(5,707)
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 18,868**	$ 18,788	**$ 25,187**	$ 63,989
Adjusted EBITDA [1]	**$ 27,881**	$ 38,490	**$ 60,042**	$ 114,034

Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense, and other non-recurring items, if any.

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15 Reconciliation of Non-GAAP Measures 9/30/2023 9/30/2022 9/30/2023 9/30/2022 (unaudited) (unaudited) (unaudited) (unaudited) Net Transportation and Service Revenue Gross Profit 25,240,555$ 36,301,324$ 52,433,372$ 106,349,167$ Add: Vessel Depreciation and amortization 8,063,270 7,347,170 22,462,168 21,905,239 Net transportation and service revenue 33,303,825$ 43,648,494$ 74,895,540$ 128,254,406$ Adjusted EBITDA Net Income 20,190,102$ 19,761,025$ 26,359,872$ 69,695,660$ Interest expense 4,348,686 4,400,473 12,724,920 11,445,249 Interest income (775,504) (284,154) (2,867,914) (323,025) Income attributable to Non-controlling interest recorded as long-term liability interest expense 267,198 2,418,844 1,027,798 5,961,851 Depreciation and amortization 8,092,495 7,365,561 22,546,350 21,960,413 EBITDA 32,122,977 33,661,749 59,791,026 108,740,148 Non-GAAP Adjustments: Loss on impairment of vessels - - - 3,007,809 Loss on sale of vessels - - 1,172,196 318,032 Share-based compensation 270,007 319,188 1,393,514 1,457,972 Unrealized (gain) loss on derivative instruments, net (4,531,912) 4,508,758 (2,760,059) 510,093 Other non-recurring items 19,476 - 445,178 - Adjusted EBITDA 27,880,548$ 38,489,695$ 60,041,855$ 114,034,054$ For the three months ended For the nine months ended

16 Reconciliation of Non-GAAP Measures 9/30/2023 9/30/2022 9/30/2023 9/30/2022 (unaudited) (unaudited) (unaudited) (unaudited) Earnings Per Common Share Net income attributable to Pangaea Logistics Solutions Ltd. 18,868,291$ 18,788,414$ 25,187,098$ 63,988,812$ Weighted average number of common shares - basic 44,775,438 44,415,575 44,754,620 44,386,628 Weighted average number of common shares - diluted 45,081,668 44,640,278 45,108,039 44,624,228 Earnings per common share - basic 0.42$ 0.42$ 0.56$ 1.44$ Earnings per common share - diluted 0.42$ 0.42$ 0.56$ 1.43$ Adjusted EPS Net income attributable to Pangaea Logistics Solutions Ltd. 18,868,291$ 18,788,414$ 25,187,098$ 63,988,812$ Non-GAAP Add: Loss on impairment of vessels - - - 3,007,809 Loss on sale of vessels - - 1,172,196 318,032 Unrealized (gain) loss on derivative instruments, net (4,531,912) 4,508,758 (2,760,059) 510,093 Other non-recurring items 19,476 - 445,178 - Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. 14,355,855 23,297,172 24,044,413 67,824,746 Weighted average number of common shares - basic 44,775,438 44,415,575 44,754,620 44,386,628 Weighted average number of common shares - diluted 45,081,668 44,640,278 45,108,039 44,624,228 Adjusted EPS - basic 0.32$ 0.52$ 0.54$ 1.53$ Adjusted EPS - diluted 0.32$ 0.52$ 0.53$ 1.52$ For the three months ended For the nine months ended